EXHIBIT 4.12

STOCK REGISTRATION RIGHTS AGREEMENT

     STOCK REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of November 15, 1990 between Akorn, Inc., a Louisiana corporation (“Akorn”), and the John N. Kapoor Trust dated September 20, 1989 (the “Trust”).

Recitals

     WHEREAS, Akorn desires to sell to the Trust, and the Trust is contemplating acquiring from Akorn, 1,000,000 shares of Akorn Common Stock, pursuant to the terms and conditions of a Stock Purchase Agreement dated as of November 15, 1990 between the Trust and Akorn;

     WHEREAS, Akorn desires to issue to the Trust, and the trust is contemplating obtaining from Akorn, warrants to purchase up to 2,000,000 shares of Akorn Common Stock (the “Warrants”) pursuant to the terms and conditions of a Common Stock Purchase Warrant dated as of November 15, 1990 between the Trust and Akorn; and

     WHEREAS, as inducement to the Trust to acquire the shares of Common Stock and Warrants from Akorn referred to above, Akorn has agreed to provide the registration rights set forth in this Agreement.

     NOW, THEREFORE, in consideration of the above recitals and the covenants and agreements contained herein, the Trust and Akorn hereby agree as follows:

     1. Definitions.

          1.01 The following capitalized terms have the following definitions:

          “Agreement” means this Stock Registration Rights Agreement.

          “Akorn” means Akorn, Inc., a Louisiana corporation, or its successor.

          “Common Stock” means, without duplication, (i) shares of Akorn common stock, no par value per share, and (ii) shares of capital stock issued by Akorn in respect of such common stock by reason of a stock-split, stock dividend or other recapitalization of Akorn.

          “Demand Registration” shall have the meaning specified in Section 2.01.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Person” means any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          “Piggyback Registration” shall have the meaning specified in Section 3.01.

          “Registrable Securities” means (a) any shares of Common stock held by the Trust, (b) the authorized but unissued shares of Common Stock issuable by Akorn to the Trust pursuant to the exercise of the Warrants and (C) any warrants or options to purchase shares of Common Stock, securities of Akorn convertible into shares of Common Stock and any and all other equity securities of Akorn held by the Trust; provided, however, that Registrable Securities shall cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) they are transferred pursuant to Rule 144 or (iii) they have been otherwise transferred and Akorn has delivered new certificates or other evidences of ownership for them not subject to any legal or other restrictions on transfer, and provided further, however, that any warrants or options to purchase shares of Common Stock or securities of Akorn convertible into shares of Common Stock shall not, without the prior consent of Akorn, be distributed pursuant to an effective registration statement in such a manner that would cause any class of any such securities to become held by the public.

          “Registration Expenses” shall have the meaning specified in Section 5.01.

          “Rule 144” means Rule 144 (or any successor thereto) under the Securities Act.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Warrants” shall have the meaning specified in the second Recital.

     2. Demand Registration.

          2.01 Requests for Registration. At any time and from time to time, the Trust may request registration under the Securities Act of all or part of its Registrable securities on Form S-2 or Form S-3 or any similar registration available to Akorn (a “Demand Registration”).

          2.02 Demand Registration. The Trust will be entitled to request one Demand Registration, and Akorn will pay all Registration Expenses in connection with such registration; provided, that Akorn shall not be responsible for such expenses, and fees and disbursements of counsel referred to in Section 5.02, which exceed $100,000 in the aggregate. A registration will not count as the permitted Demand

Registration until it has become effective (unless such Demand Registration has not become effective at the request of the Trust other than in accordance with Section 2.04).

          2.03 Priority on Demand Registration. Akorn will not include in the Demand Registration any securities which are not Registrable Securities without the written consent of the Trust which consent shall not be unreasonably withheld. If the Demand Registration is an underwritten offering, and the managing underwriters advise Akorn in writing that in their opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering, Akorn will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to he included which in the opinion of such underwriters can be sold. Any Persons other than the Trust who participate in the Demand Registration must pay their share of the Registration Expenses that are not paid for by Akorn as provided in Section 5.03.

          2.04 Restrictions on Demand Registration. Akorn may postpone for up to three months the filing or the effectiveness of the registration statement for the Demand Registration (but no more than once in any twelve-month period or twice in total) if (i) Akorn’s board of directors determines in good faith that such Demand Registration might reasonably be expected to have an adverse effect on any proposal or plan by Akorn to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction or any financing (including, without limitation, a primary registration) or (ii) such demand is within 60 days of Akorn’s fiscal year-end and before availability of its audited annual financial statements; providing, however, that in such event, the Trust will be entitled to withdraw such request and, if such request ii withdrawn, such demand will not count as the Demand Registration.

          2.05 Selection of Underwriters. The Trust will have the right to select the investment banker(s) and manager(s) to administer the offering in the Demand Registration; provided, however, that engagement of such investment banker(s) and manager(s) shall be subject to the prior written consent of Akorn which consent shall not be unreasonably withheld.

          2.06 Other Registration Rights. Except as provided in this Agreement, Akorn will not grant to any Persons the right to request Akorn to register any equity securities of Akorn, or any securities convertible or exchangeable into or exercisable for such securities, without the written consent of the Trust which consent shall not be unreasonably withheld; provided, however, that Akorn may without such consent grant rights to other Persons to (i) participate in Piggyback Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registration and (ii) require registrations so long as the Trust is entitled to participate in any such registration on the terms set forth in section 3.04.

     3. Piggyback Registrations.

          3.01 Right to Piggyback. Whenever Akorn proposes to register any of its securities under the Securities Act (other than pursuant to the Demand Registration) and the registration form to be used is other than Form S-4 or S-8 (and other than a registration filed in connection with an exchange offering or an offering of securities solely to existing holders of Akorn’s securities) and may be used for the registration of Registrable Securities (a “Piggyback Registration”), Akorn will give prompt written notice to the Trust of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which Akorn has received written request for inclusion therein within 15 days after the receipt of Akorn’s notice.

          3.02 Piggyback Expenses. If Akorn proposes to sell any of its securities in a Piggyback Registration, the Registration Expenses of the Trust in connection with such Piggyback Registration will be paid by Akorn. In all other Piggyback Registrations, the Trust will pay its share of the Registration Expenses of such registration as provided in Section 5.03.

          3.03 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of Akorn, and the managing underwriters advise Akorn in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, Akorn will include in such registration (i) first, the aggregate number of securities to be issued by Akorn, (ii) second, the Registrable Securities requested to be included in such registration, and (iii) third, other securities requested to be included in such registration; provided, however, in the event that such priority would result in the inclusion in such registration of less than all Registrable Securities requested to be included therein, the Test shall have the right, exercisable within 30 days after receipt of such advice of such managing underwriters, to locate other investment banker(s) or underwriter(s) in whose opinion a higher number of securities may be included in such registration; and provided further, however, that to the extent that such priority violates an agreement of Akorn with certain persons relating to Akorn’s acquisition of Spectrum Scientific Pharmaceutical, Inc., the 232,668 shares covered in such agreement shall be treated on a pro rata basis with the Registrable Securities requested to be included in such registration.

          3.04 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Akorn’s securities, and the managing underwriters advise Akorn in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, Akorn will include in such registration (1) first, the aggregate number of (x) securities requested to be included therein by the holders requesting such registration and (y) the Registrable Securities requested to be included in such Registration, which aggregate number, in the opinion of such underwriters, can be sold, pro rata among the holders requesting such registration and the Trust based on a fraction, with respect to each holder, the numerator of which is the number of securities requested to be included in such registration by such holder, and the denominator of which is the number of securities requested to be included in such registration by the holders requesting such registration plus the Trust, and (ii) second, other securities requested to be included in such registration.

          3.05 Other Registrations. If Akorn has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, Akorn will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.

     4. Registration Procedures.

     Whenever the Trust has requested that any Registrable Securities be registered pursuant to this Agreement, Akorn will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Akorn will as expeditiously as possible:

     (a) prepare and file with the Securities and Exchange commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such Registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Akorn will furnish to counsel selected by the Trust copies of all such documents proposed to be filed);

     (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than three months (or such shorter period as may be required if all Registrable Securities covered by such registration statement are sold prior to the expiration of such period) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

     (c) furnish to the Trust such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Trust may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Trust;

     (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Trust reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Trust to consummate the disposition in such jurisdictions of the

Registrable Securities owned by the Trust (provided that Akorn will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

     (e) notify the Trust at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Trust, Akorn will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make statements therein not misleading (the Trust hereby agreeing not to offer for sale, following any such notice, any of such Registrable Securities pursuant to the prospectus that contains such untrue statement or omission until so supplemented or amended);

     (f) cause all such Registrable Securities to be listed on the NASDAQ National Market System or such other securities exchange or market on which similar securities listed by Akorn are then listed;

     (g) provide a transfer agent and registrar for all of such Registrable Securities not later than the effective date of such registration statement;

     (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Trust or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

     (i) subject to customary confidentiality protections, make available for inspection by the Trust, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Trust or underwriter, all financial and other records, pertinent corporate documents and properties of Akorn, and cause Akorn’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Trust, underwriter, attorney, accountant or agent in connection with such registration statement;

     (j) in the event such sale is pursuant to an underwritten offering, use its best efforts to obtain a “cold comfort” letter from Akorn’s independent accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the Trust or the managing underwriter reasonably request;

     (k) use its best efforts to obtain an opinion or opinions from counsel for Akorn in customary form; and

     (l) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to the stockholders of Akorn, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     5. Registration Expenses.

          5.01 Generally. All expenses incident to Akorn’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Akorn and independent accountants, underwriters (excluding discounts and commissions) and other Persons retained by Akorn (all such expenses being herein called “Registration Expenses”), will be borne as provided in this Agreement; except that Akorn will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Akorn are then listed.

          5.02 Counsel for Stockholders. In connection with the Demand Registration, Akorn will reimburse the Trust for the reasonable fees and disbursements of counsel chosen by the Trust.

          5.03 Expenses Not Borne by Company. To the extent Registration Expenses are not required to be paid by Akorn, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     6. Indemnification.

          6.01 Indemnification by Akorn. Akorn agrees to indemnify, to the extent permitted by law, the Trust, each trustee and beneficiary thereof and each Person who controls any of the foregoing (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Akorn by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Akorn has furnished the Trust with a sufficient number of copies of the same. In connection with an underwritten offering, Akorn will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          6.02 Indemnification by the Trust. In connection with any registration statement in which the Trust is participating, the Trust will furnish to Akorn in writing such information and affidavits as Akorn reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify Akorn, its directors and officers and each Person who controls Akorn (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Trust; provided, however, that the obligation to indemnify will be limited to the net amount received by the Trust from the sale of Registrable Securities pursuant to such registration statement.

          6.03 Conduct of Indemnification Proceeding. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that failure to give or delay giving such notice shall not relieve the indemnifying party of any indemnification obligation hereunder or otherwise except to the extent that the indemnifying party is prejudiced by such failure or delay), and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person or such indemnified party and will survive the transfer of securities.

     7. Participation in Underwritten Registrations.

     No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     8. Miscellaneous.

          8.01 No Inconsistent Agreements. Akorn will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.

          8.02 Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          8.03 Entire Agreement; Amendment. This Agreement contains the entire agreement among the parties hereto with respect to the matters contemplated herein, supersedes all prior agreements and negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by an instrument in writing signed by the parties hereto.

          8.04 Beneficiaries. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and permitted assigns, as the case may be. In addition, the provisions of this Agreement which are for the benefit of the Trust are also for the benefit of, and enforceable by, the beneficiaries thereof. In the event that the Trust shall distribute Registrable Securities to one or more of the beneficiaries of the Trust who are members of John N. Kapoor’s immediate family or to not more than eight employees of EJ Financial Enterprises, Inc. or its affiliates, the persons receiving such distribution shall succeed to the rights of the Trust under this Agreement and shall exercise such rights by action of a majority thereof (measured by ownership of Registrable Securities).

          8.05 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          8.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana without regard to principles of conflicts of law.

          8.07 Headings. Section headings are inserted herein for convenience only and do not form a part of this Agreement.

          8.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8.09 Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given personally, by courier, by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by confirmed telecopy addressed to Akorn at its principal office, 100 Akorn Drive, Abita Springs, LA 70420, Attn: Barry LeBlanc, president, and to the Trust, do Dr. John N. Kapoor, 225 East Deerpath Road, Suite 250, Lake Forest, IL 60045. Akorn and the Trust, by written notice given in accordance with this Section 8.09, may change the address to which notices, statements, instructions or other documents are to be sent to Akorn or the Trust, as the case may be. All notices, statements, instructions and other documents hereunder that are mailed shall be deemed to have been given when actually received or five (5)days after deposited in the United States mails.

     IN WITNESS WHEREOF, the parties have caused this Stock Registration Rights Agreement to be duly executed as of the date first written above.

AKORN, INC.
By:
Doyle S. Gaw
Chairman

JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989
By:
John N. Kapoor as
Trustee